AssetAlloc_proxy.doc
Proxy Results

Shareholders of Seligman Asset Allocation Series, Inc. voted on two proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                        For                   Against                  Abstain
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----------------------------- ------------------- ------------------------- ---
Asset Allocation
Aggressive        1,056,843.008             79,650.467               80,037.117
Growth Fund
----------------------------- ------------------- ------------------------- ---
----------------------------- ------------------- ------------------------- ---
Asset Allocation  1,897,851.568             57,022.798               75,462.365
Growth Fund
----------------------------- ------------------- ------------------------- ---
----------------------------- ------------------- ------------------------- ---
Asset Allocation  2,024,927.322             67,588.900               99,921.899
Moderate Growth Fund
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Proposal 2
To elect ten directors to the Board:
                                  For Withheld
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Kathleen Blatz                        8,595,749.076      4,135,77.407
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Arne H. Carlson                       8,600,232.747      4,090,93.736
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Pamela G. Carlton                     8,596,803.149      4,125,23.334
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Patricia M. Flynn                     8,602,945.392      4,063,81.091
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Anne P. Jones                         8,596,803.149      4,125,23.334
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Jeffrey Laikind                       8,593,036.431      4,162,90.052
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Stephen R. Lewis, Jr.                 8,599,178.674      4,101,47.809
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Catherine James Paglia                8,595,749.076      4,135,77.407
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Alison Taunton-Rigby                  8,595,492.076      4,148,34.407
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William F. Truscott                   8,592,581.316      4,167,45.167
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The Meeting was adjourned until November 6, 2008, at which the following proposal was voted on by shareholders and approved:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                         For                   Against                  Abstain
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---------------------------------- ---------------------- ---------------------
Asset Allocation 1,241,872.929             37,427.172              158,873.270
Balanced Fund
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